Exhibit 1.

Written Statement of the Chief Executive Officer

Pursuant to 18 U.S.C. § 1350

Solely for the purposes of complying with 18 U.S.C. § 1350, I, the undersigned Chief Executive Officer of Americas Power Partners, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report of Form 10-QSB of the Company for the quarter ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/    MARK A. MARGASON

Mark A. Margason

February 13, 2003

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